Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Japan K.K

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-149553) of Magic Software Enterprises Ltd., of our report dated May 13, 2024, with respect to the financial statements of Magic Software Japan K.K. as of December 31, 2023, which report appears in the Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended December 31, 2024.

/s/ KDA Audit Corporation
KDA Audit Corporation
Registered Auditors

Tokyo, Japan

May 14, 2025